EXHIBIT 5

                Form of Application for Variable Annuity Contract

                Application for OVERTURE MEDLEY! VARIABLE ANNUITY
                                                                          (ALIC)
                                                          A Nebraska Corporation

        Please print clearly in black ink. This form will be photocopied.

1. Policyowner If a Trust, give Trustee name and Trust date. All correspondence will be sent to this address.
Full Name__________________________________________________________

Social Security # or  Tax I.D. Number__________________________________
Address____________________________________________________________
City/State/ZIP________________________________________________________
U.S. Citizen:  Yes    No      Sex:  M  F
Date of Birth __________________________________
Date of Trust __________________________________
Day Phone ____________________________________

JOINT OWNER (Optional)
Full Name __________________________________________________________
Social Security # or  Tax I.D. Number__________________________________
Address____________________________________________________________
City/State/ZIP________________________________________________________
U.S. Citizen:  Yes    No      Sex:  M  F
Date of Birth __________________________________
Date of Trust __________________________________
Day Phone ____________________________________

2. Annuitant(s) (If other than Owner)
Full Name __________________________________________________________
Social Security # or  Tax I.D. Number__________________________________
Address____________________________________________________________
City/State/ZIP________________________________________________________
U.S. Citizen:  Yes    No      Sex:  M  F
Date of Birth or Trust ____________________________
Relationship to Owner __________________________
Day Phone ____________________________________

JOINT ANNUITANT (Optional)
Full Name __________________________________________________________
Social Security # or  Tax I.D. Number__________________________________
Address____________________________________________________________
City/State/ZIP________________________________________________________
U.S. Citizen:  Yes    No      Sex:  M  F
Date of Birth or Trust ____________________________
Relationship to Owner ___________________________
Day Phone ____________________________________

3. Beneficiary If left blank, the beneficiary will be the estate of the Owner. Unless otherwise indicated, multiple benefits of the same class shall be paid equally to the survivor or survivors.
Primary (Full Name)                         Relationship to Owner
Contingent (Full Name)                      Relationship to Owner


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4. Annuity Type

Plan Type                              Type of Transfer
 Nonqualified                           1035 Exchange
 457 Deferred Comp                      Direct Transfer
 401(a) Pension/Profit Sharing          Direct Rollover
 401(k) Profit Sharing                  Roth Conversion
 408(b) IRA                             408A ROTH IRA (Regular Contribution)
 408(k) SEP-IRA                         403(b) TSA
 408(p) SIMPLE IRA

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NOTE FOR ARIZONA RESIDENTS: On written request, we will provide, within a reasonable time, reasonable factual information regarding the benefits and provisions of the policy for which you are applying. If you are not satisfied, you may return the policy to us or the selling agent within ten days of the date of delivery of the policy (thirty days if you are age 65 or older). The amount of the refund will be equal to that permitted by Arizona Insurance Code.

     5. Optional Riders
Guaranteed Minimum Death Benefit (Not available if over age 70)
          Annual Step-up
          5% Roll-up (3% in WA)
          Greater of Step-up or 5% Roll-up (3% in WA)

Estate Protection (not available in MN or WA)
          Estate Protection Benefit
          Expanded

Free Partial Withdrawal (not available for TSA) Participation required with
          GLWB
          10% Policy Value Expanded
          Minimum Premium (not available for TSA)

Withdrawal Charge Period (not available for TSA)
          5-Year (not available in SC or WA)
          7-Year (not available in SC or WA)
          TSA Minimum Premium
          TSA No Withdrawal Charge (Participation required with GLWB)
          TSA Hardship Waiver (not available in WA)
          Guaranteed Lifetime Withdrawal Benefit (GLWB)
              Inactive Phase (ages 0-85) Default if no option selected Accumulation Phase* (ages 50-85)
                  Single Life          Joint Spousal (Non-qualified plans only)
              Withdrawal Phase* (ages 50-85)
                  Single Life          Joint Spousal (Non-qualified plans only)

* Participation is required in one of the following Asset Allocation Models:
Capital Growth, Balanced, Moderate or Conservative.



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6. Suitability Information To be completed only by Registered Representatives of
Ameritas Investment Corp. Complete in Proposed Owner's presence. Applicants are urged to supply information in order that the agent may make an informed judgment as to the suitability for a particular purchaser of a variable annuity. If the Applicant chooses not to do so, the agent must complete the following items to the best of his/her knowledge.

 Check this box if the information was not provided by the Applicant.

         a. Income for the past 12 months. . . . . . . . . . . .$_______________
         b. Projected income for the next 12 months.  . . . . . $_______________
         c. Tax Bracket . . . . . . . . . . . . . . . . . . . . .______________%
         d. Approximate liquid net worth (excluding home) . . . $_______________
         e. Is the Proposed Owner(s) in good health on the application date? . .  Yes     No (If no, explain)
                    Annuitant(s)? . . . . . .  . . . . . . . . . . . . . . . . .  Yes     No (If no, explain)
         f. Owner's Occupation(s) ____________________________________________
         g. Employer Name and Address ________________________________________

Investment Objectives
Check at least one. Multiple objectives can ranked based on importance to you. Primary = 1, Secondary = 2, etc.
___Long Term Gain ___Short Term Gain __Income___Tax Advantaged ___Safety of Principal Risk Tolerance
Rank based on your levelof risk. Tolerable = 1, least Tolerable = 4.
___Low Risk  ___Moderate Risk  ___Speculative Risk  ___High Risk

All Registered Representatives must provide their Broker/Dealer with client information applicable to suitability. (See your Broker/Dealer for details.) Supervisory Principal's Signature ______________________________________________

7. Investment Advisory Agreement for Model Asset Allocation on Page 3
In selecting to participate in the Model Asset Allocation program using the Asset Allocator tool, I understand:
         I am giving Ameritas Investment Corp. ("AIC"), an affiliate of Ameritas Life Insurance Corp. ("Ameritas"), discretionary authority to serve as my investment adviser for the program solely for purposes of developing asset allocation models and periodic updates to the models, and to instruct Ameritas to allocate my premiums and policy values pursuant to the model I select and any changes to the model by AIC. I am not retaining AIC as my investment adviser for any other financial planning purposes, unless agreed to expressly in writing. There is no additional charge for selecting the Model Asset Allocation program.
         I must decide whether participation in the program and which model is best for me. AIC will not make this decision for me. The Asset Allocator Questionnaire is only a tool to assist me. I may consult my own financial professional to help me. If I ever direct Ameritas to allocate my premiums or policy value to portfolios not included in the models, I will no longer receive updates to the models and this limited advisory agreement will terminate.

         AIC and Ameritas may be subject to competing interests that have the potential to influence AIC's decision making with regard to the models, including revenue sharing from portfolios, and additional advisory fees and principal underwriting fees. These potential conflicts are disclosed in the Policy prospectus and AIC's Form ADV Part II, which I acknowledge having received, and the Policy Statement of Additional Information, which I have the opportunity to obtain.

         AIC or Ameritas may terminate or change its available asset allocation program(s) at any time. This Agreement is effective upon receipt and approval by Ameritas and AIC of your election to participate.

8. Allocation
Choose from an Investment Level Asset Allocation Model OR select your own investment options.

Investment Level Asset Allocation Model
The models will be rebalanced quarterly. Choose ONE of the Asset Allocation Models below. Information regarding the funds and allocations for each model are contained in the asset allocation brochures, which I acknowledge receipt of by signing below.

      Aggressive Model (not available if the Accumulation Phase or Withdrawal Phase were chosen for the GLWB)
      Capital Growth Model
      Balanced Model
      Moderate Model
      Conservative Model
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OR
Individual Investment Options
Use whole percentages only. Must total 100%. Funds listed by Advisor/Subadvisor. If Dollar Cost Averaging, a portion must be invested in the Money Market Fund or Fixed Account (see prospectus for restrictions) and the Dollar Cost Averaging section of the Optional Program form must be completed.

FIDELITY (Service Class 2)              CALVERT (continued)                      AMERICAN CENTURY
____ % VIP Equity-Income                ____ % Ameritas Small Capitalization     ____ % VP Income & Growth
____ % VIP Growth                       ____ % Ameritas Index 500                AIM
____ % VIP High Income                  ____ % Ameritas Small Company Equity     ____ % V.I. Dynamics
____ % VIP Overseas                     ____ % Ameritas Focused MidCap Value     SUMMIT
____ % VIP Asset Manager                ____ % Ameritas Core Strategies          ____ % Nasdaq-100 Index
____ % VIP Investment Grade Bond        ALGER                                    ____ % Russell 2000 Small Cap Index
____ % VIP Asset Manager: Growth        ____ % American Balanced                 ____ % S&P MidCap 400 Index
____ % VIP Contrafund                   VAN KAMPEN                               THIRD AVENUE
CALVERT ____ % CVS Social Balanced      Class I ____ % Emerging Markets Equity   ____ % Value DREYFUS Service Shares
____ % CVS Social Small Cap Growth      ____ % Global Value Equity ____ %        ____ % MidCap Stock ALIC ____ %
____ % CVS Social Mid Cap Growth ____   International Magnum ____ % U.S. Real    Fixed Account (not available in WA)
% CVS Social International Equity       Estate MFS ____ % Utilities ____ %       100 % TOTAL
____ % CVS Social Equity ____ % CVS     Strategic Income ____ % New Discovery
Income ____ % Ameritas Money Market
____ % Ameritas Income & Growth
____ % Ameritas MidCap Growth

9. Premium Payment
All premium checks must be made payable to the Company. Do not make check payable to the agent or leave the payee blank. Initial Premium With Application:
$____________________ 10. Endorsements/Corrections Home Office use only Changes in the amount, age at issue, classification, plan of insurance or benefits must be agreed to in writing by me. Any other corrections noted shall be binding without my written agreement. This section will not be used in MD, PA or WV. 11. Telephone Authorization Unless waived, the Owner and Representative will have automatic telephone transfer authorization.

 I elect NOT to have telephone authorization. I elect NOT to have my Registered Representative have transfer authorization I hereby authorize and direct ALIC to make allowable transfers of funds or reallocation of net premiums among available subaccounts based upon instructions received by telephone from: a) myself, as Owner; b) my Agent/Registered Representative in Section 15 below; and
c) the person(s) named below. ALIC will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. ALIC will employ reasonable procedures, including requiring the policy number to be stated, tape recording all instructions, and mailing written confirmations. If ALIC does not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, ALIC may be liable for any losses due to unauthorized or fraudulent instructions.

Name per (c) above: __________________________ SS#___________________________

Address: ____________________________________________________________________
 (This is not to be used for Fee Advisor authorization.)
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I understand: a) all telephone transactions will be recorded; and b) this authorization will continue in force until the authorization is revoked by either ALIC or me. The revocation is effective when received in writing or by telephone by the other party.

12. Replacement Do you have any existing life insurance or annuities?   Yes . No
 Will this annuity replace any existing life insurance or annuity? . . .Yes . No

Company

Policy No.

13. For your protection, please read the following notice:
In several states other than those listed below, we are required to warn you of the following: Subject to the incontestability provisions of the policy, any person who knowingly and with intent to defraud provides false, incomplete, or misleading information in an application for insurance, or who knowingly presents a false or fraudulent claim for payment of a loss or benefit, is guilty of a crime and may be subject to fines and criminal penalties, including imprisonment. In addition, insurance benefits may be denied if false information provided by an applicant is materially related to a claim.

Note for Colorado Residents: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud The Company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

Note for Georgia, Kansas, Nebraska and Washington Residents: Any person who knowingly and with intent to defraud provides false, incomplete, or misleading information in an application for insurance, or who knowingly presents a false or fraudulent claim for payment of a loss or benefit, may be guilty of a crime and may be subject to fines and criminal penalties, including imprisonment. In addition, insurance benefits may be denied if false information provided by an applicant is materially related to a claim.

Note for Oklahoma Residents: Subject to the incontestability provisions of the policy, any person who knowingly and with intent to defraud provides false, incomplete, or misleading information in an application for insurance, or who knowingly presents a false or fraudulent claim for payment of a loss or benefit, is guilty of a crime and may be subject to fines and criminal penalties, including imprisonment.

Note for Maine Residents: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

Note for Virginia Residents: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

Note for Pennsylvania Residents: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Note for Minnesota and Vermont Residents: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

14. IMPORTANT! Make all checks payable only to Ameritas Life Insurance Corp.

1 I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are full, complete, and true.
2 I (We) certify that the Social Security or taxpayer identification number shown above is correct.
3 I (We) understand that policy values may increase or decrease according to the investment experience of the Separate Account and that the dollar amounts are not guaranteed. I (We) believe this policy is appropriate to meet my investment objectives and anticipated financial needs.
4 The Annuity Date is the later of five policy years or age 85 unless otherwise requested.
5 I (We) have been given a current Prospectus for this variable annuity which explains insurance-related charges.

6 If you are purchasing this policy for use in a tax-qualified plan, please acknowledge the following: I have been informed and understand that a tax-deferred accrual feature is provided through my tax-qualified plan and this annuity does not provide any additional tax-deferral benefit. In addition, I am also acknowledging that I am purchasing this annuity policy for use in a tax-qualified plan because of its features and/or benefits other than tax-deferral (such as the lifetime income option, available death benefit and/or maximum guarantee fees).

Dated and signed at On this Date       (City)              (State)
X                                                                    X
Signature of Owner                                Signature of Joint Owner
X                                                                    X
Signature of Annuitant if other than Owner        Signature of Joint Annuitant
Title of Officer or Trustee                       Title of Officer or Trustee(s)
15. Registered Representative Statement   (Must check appropriate box)
         a.To your knowlege does the Owner (Applicant) have any existing policies of life or annuity? . .Yes No
         b. Do you have any knowledge or reason to believe that replacement of
         existing life insurance or annuity coverage may be involved? . Yes   No
         (If yes, give details in Section 12 and complete any state requred replacement forms.)
         c. Did you see the Proposed Insured at the time of application completion?. . . .  . . . . . . . . . . . . .  Yes  No
You must positively identify the Owner with a government-issued picture form of identification (I.D.). Examples of acceptable forms are: Driver's License, Passport, Military I.D., Green Card. You must also obtain a copy of the government-issued I.D. and submit it with this application. If it is not possible to obtain a copy, you must provide the following information:

Form of I.D. used                                   I.D. # Expiration Date
What was or will be the source of funds used to apply for the policy?
Checking Account?    Savings Account?    Proceeds from Investments?
Inheritance?  Other __________________

I certify that: 1) the information provided by the Owner has been accurately recorded; 2) a current prospectus and all supplements were delivered; for MN residents, I have delivered the Minnesota Guaranty Notice; and 3) I have reasonable grounds to recommend the purchase of the policy as suitable for the Owner.

-------------------------------------- ------------------------------------------- ----------------------------
Signature of Agent/Registered                                                      Date
Representative
Print Name Here                        / ALIC Agent Code / Percentage              Agency or Broker/Dealer
X Signature of Agent/Registered                                                    Date
Representative
Print Name Here                        / ALIC Agent Code / Percentage              Agency or Broker/Dealer

16. Policy Delivery If not completed, policy will be sent to Owner. Send to:
Owner Representative
17. Representative/Dealer Information
Schedule Type:  A  B  C (Default is Schedule B.)
If No Withdrawal Charge Option is chosen, then the options are limited to D and E.
Schedule Type:  D  E (Default is Schedule E.)

Representative Name (please print) ____________________________________________    Code________________
Representative Name (please print) ____________________________________________    Code________________
Agency/Broker/Dealer (please print) ___________________________________________    Code________________

18. Questions? If ALIC has questions concerning this application, whom should we call at your office? Name (please print) Phone Fax E-mail If you have questions completing this application or any other supporting documentation, please call:
1-800-634-8353.

19. Mail Application To: Ameritas Life Insurance Corp.

P.O. Box 82550 Lincoln, NE 68501-2550 Fax#: 402-467-7335 www.ameritas.com
tools4you.com (Rep. only) Overnight Deliveries: Ameritas Life Insurance Corp. 5900 O Street Lincoln, NE 68510